Exhibit 99.1

INTERNATIONAL SEAWAYS, INC. ANNOUNCES NOMINATION OF NEW INDEPENDENT DIRECTORS

New York, NY – April 17, 2024 – International Seaways, Inc. (NYSE: INSW) (“the Company” or “INSW”), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products, today announced proposed changes to its Board of Directors (the “Board”) ahead of the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which is expected to be held in June 2024. The Company will nominate Kristian K. Johansen and Darron M. Anderson for election as independent directors to the Board at the Annual Meeting. In addition, Joseph I. Kronsberg will be retiring from the Board and will not stand for re-election.

The nomination of Mr. Johansen follows discussions with representatives of the Seatankers Group (“Seatankers”), of which Famatown Finance Limited, INSW’s largest shareholder, is a member. The nomination of Mr. Anderson is the result of the Company’s independent search process following the resignation of Nadim Z. Qureshi from the Board in February 2024.

“We are pleased to welcome Kristian and Darron to our Board,” said Douglas D. Wheat, Chairman of the Board. “Kristian will bring extensive board and executive level experience from the global energy markets that are critical to INSW. Kristian’s nomination reflects collaborative discussions with representatives of Seatankers and our ongoing commitment to refreshing our Board with additional skills and expertise that complement those of our existing directors.”

Mr. Wheat continued, “Darron has significant leadership experience in the oil and natural gas industry and brings firsthand operational experience to our boardroom. We are pleased to nominate and recommend both Kristian and Darron to our Board as we are confident that the Board will benefit from their insights. We look forward to leveraging their expertise and welcoming their diverse and independent perspectives as we navigate the dynamic industry landscape and continue delivering value for all of our stakeholders.”

“The momentum that INSW has built during our record 2023 has carried throughout this year, thanks to both a favorable market environment and to the strategic steps we have taken in recent years,” said Lois K. Zabrocky, Chief Executive Officer of INSW. “We are pleased to add two new members to the Board, who bring complementary experience to the industries we serve and who can help us capture the opportunities ahead. I am excited to collaborate with Kristian and Darron, as well as the rest of the Board, as we drive strong earnings in the near and long-term and execute our balanced capital allocation strategy.”

Mr. Johansen said, “I am excited to have the opportunity to join the Board and its highly qualified directors. I look forward to working alongside my colleagues on the Board and the management team to position the Company for continued success.”

Mr. Anderson said, “International Seaways is operating from a position of strength, and I am eager to join the Board to support the Company as it reaches new heights. I believe my experience in the oil and gas end-markets will contribute to INSW’s business and strategy as the Company continues to execute its strategy and deliver enhanced value for shareholders.”

“We believe that the industry is in the midst of a multi-year upcycle and International Seaways is well-positioned to take advantage of that upcycle,” said Jan Erik Klepsland, Investment Director of Seatankers. “Seatankers looks forward to the Company’s continued efforts to drive shareholder returns, deliver on its strategic initiatives, and capitalize on the opportunities ahead. We appreciate the constructive dialogue with the Board and management and are confident that Kristian will be a strong addition to the Board.”

Mr. Wheat concluded, “Joe has served on INSW’s Board since the Company’s spin-off and subsequent IPO in 2016 and has been instrumental in overseeing the Company’s continued growth and success. On behalf of the entire Board, we would like to thank Joe for his years of service and dedication to INSW.”

About Kristian K. Johansen

Mr. Johansen has served as Chief Executive Officer of TGS ASA (OSE:TGS), a global provider of energy data and intelligence, since 2016. He joined TGS in 2010 as Chief Financial Officer and was appointed Chief Operating Officer in February of 2015. Prior to joining TGS, Mr. Johansen was the Executive Vice President and CFO of EDB Business Partner (now Evry) in Oslo, which is one of the largest IT groups in the Nordic region. Mr. Johansen currently is a Non-Executive Director of Valaris LTD (NYSE: VAL) and has served on many public boards and industry associations both in North America and Europe. Mr. Johansen earned his undergraduate and Master’s degrees in business administration from the University of New Mexico in 1998 and 1999.

About Darron M. Anderson

Mr. Anderson currently serves as President and Chief Executive Officer of Stallion Oilfield Holdings, Inc. Prior to that, he served as President, Chief Executive Officer and as a Director of Ranger Energy Services, LLC (NYSE: “RNGR”), where he was responsible for successfully implementing and executing the company’s IPO on the NYSE in August 2017, as well as consolidating four entities to form the current Ranger Energy Services, known today as a market-leading well services company and Permian Basin wireline completion business. Mr. Anderson was previously an executive of Express Energy Services from 2004 through 2015, serving as its President and Chief Executive Officer from 2008 to 2015. Mr. Anderson began his career in the oil and natural gas industry as a drilling engineer for Chevron Corporation in 1991 holding positions of increasing responsibility across U.S. Land, Offshore and Canada. Mr. Anderson resigned from Chevron in 1998 to pursue an entrepreneurial career in oil field services where he has spent the last 25 years building successful service organizations focused on land and offshore drilling, completion and production operations. Mr. Anderson holds a Bachelor of Science in Petroleum Engineering from the University of Texas at Austin.

ABOUT INTERNATIONAL SEAWAYS, INC.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 77 vessels, including 13 VLCCs, 13 Suezmaxes, 5 Aframaxes/LR2s, 11 LR1s (including 4 newbuildings) and 35 MR tankers. The Company has six additional MRs under contract to purchase, which are expected to be delivered by the end of the second quarter of 2024. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at https://www.intlseas.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the U.S. Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. Forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate plans to issue dividends, the Company’s prospects, including statements regarding vessel acquisitions, expected synergies, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors that are difficult to predict or may be beyond the Company’s control. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in similar sections of other filings made by the Company with the SEC from time to time. The forward-looking statements contained in this press release speak only as of the date hereof and the Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Additional Information and Where to Find It

The Company plans to file a proxy statement and accompanying solicitation materials with the SEC in connection with the solicitation of proxies for its Annual Meeting. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the Annual Meeting. The proxy statement will contain important information about the Company, the Annual Meeting, and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE ACCOMPANYING SOLICITATION MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. These documents, including the proxy statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are or will be available for no charge at the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://www.intlseas.com/investor-relations/overview/default.aspx.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with Annual Meeting. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and will be set forth in the proxy statement and accompanying solicitation materials and other documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and accompanying solicitation materials.

Contacts

Investor Relations & Media:

Tom Trovato, International Seaways, Inc.

(212) 578-1602

ttrovato@intlseas.com

Matt Sherman / Aaron Palash / Haley Salas

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449